Exhibit 5.1

15 July, 2015

Matter No.:M#821045

Doc Ref: AC/al/101901086

Zuoan Fashion Limited

Building 1, Lane 618

Dingyuan Road, Songjiang District

Shanghai 201616

China

Dear Sirs,

Zuoan Fashion Limited (the "Company")

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 15 July, 2015, and the base prospectus included therein (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed public offering by the Company under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of ordinary shares, par value US$0.00025 each ("Ordinary Shares"), including ordinary shares represented by American depositary shares, warrants (“Warrants”) and debt securities of the Company (the “Debt Securities”, in each case, convertible or exchangeable into Ordinary Shares, collectively, the "Securities").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed copies of (1) the amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) of the Company, (2) the unanimous written consent of the board of directors of the Company passed on 4 June, 2015 (the “Resolutions”), (3) a certificate of good standing dated 10 July, 2015 (the “Certificate Date”) issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 10 July, 2015, (5) the certificate of a director of the Company dated 10 June, 2015, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the continuing accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) that the Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (i) that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and the Debt Securities), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security; (k) none of the Securities has been offered or issued to residents of the Cayman Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting, similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, and any other agreement or other document relating to any Security to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the

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board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (o) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; and (q) the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due.

The obligations of the Company in connection with any offer, issuance and sale of any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the relevant document if there are other proceedings in respect of such document simultaneously underway against the Company in another jurisdiction. Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it.

"Non-assessability" is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Memorandum and Articles of Association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

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We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority, or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable.

3.	Upon the due issuance, execution and delivery of:- (a) the Warrants; and/or (b) the Debt Securities of any series by the Company and payment of the consideration therefor, such Warrants and/or Debt Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and elsewhere in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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